Second Quarter 2016 Earnings

August 2, 2016







AEGION®

Stronger. Safer. Infrastructure.®





Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on February 29, 2016 and in the Company's subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, Fibrwrap®, Tyfo®, Tite Liner® and Underground Solutions® and our other trademarks referenced herein are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

AEGION

Aegion faced a challenging Q2'16, but expects improved 2H'16 performance

Aegion Consolidated Earnings per Diluted Share


Q2'15
Q2'16
$0.24
$0.10
$0.35
$0.23
GAAP EPS
Adjusted EPS

Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

Infrastructure Solutions

Strong results in the North American CIPP market and contributions from Underground Solutions nearly offset the absence in 2016 of a large industrial pressure pipe project executed in 2015 and revenues from the wind down of CIPP contract activity in select markets in Asia-Pacific during 2015

Corrosion Protection

Improved performance in the U.S. cathodic protection services (mostly in the midstream market) could not offset greater upstream challenges and a difficult market in Canada, which resulted in expected revenue decline and an operating loss

Energy Services

Financial results impacted by extended time and higher costs to complete the upstream downsizing, reduced turnaround activity and lack of one-time additional downstream maintenance activity performed from Q2'15

2016 Restructuring

Realized estimated cost reductions of $3.4 million and $6.4 million during Q2'16 and 1H'16, respectively

2016 Outlook

- Expect 2H'16 performance to be in line with the same period in 2015
- Short-term challenges in Q2'16 will not be made up in 2H'16 resulting in full year adjusted EPS below the result in 2015

AEGION

Infrastructure Solutions expected to deliver strong performance in 2H'16

Infrastructure Solutions Contract Backlog


$363
$314
-13%
$ million USD
June 30, 2015
June 30, 2016

- Backlog includes a portion of a Q2 record $114 million in new orders for the N.A. wastewater CIPP market
  - $70 million of the total represents projects pending final contract approval in the coming weeks
- Backlog included two unique items at June 30, 2015:
  - $3 million from the restructured international CIPP markets
  - Approximately $7 million of the $13 million Tyfo® Fibrwrap® industrial project completed in 2015
- Includes approximately $10 million of backlog for Underground Solutions at June 30, 2016

Infrastructure Solutions 2016 Full-Year Outlook

Expect modest revenue and operating income growth, including the contribution from Underground Solutions

- Sufficient backlog for a strong 2H'16 in the North America wastewater CIPP market
- Financial contributions from Underground Solutions are expected to be in line with the plan at the time of acquisition
- 2016 Restructuring expected to reduce annual costs by approximately $3 million, a majority of which is anticipated to be recognized in 2016



Insituform® CIPP



Tyfo®/Fibrwrap®



Underground Solutions® Fusible PVC

CIPP=cured-in-place pipe

AEGION®

Corrosion Protection expected to have a much improved 2H’16

Corrosion Protection Contract Backlog


$ million USD
$173
$260
+50%
June 30, 2015
June 30, 2016

- Backlog includes a deepwater pipe coating and insulation contract valued at over $130 million
- Record $95 million backlog for cathodic protection services, primarily in the midstream market
- Negative impact from a more difficult upstream market
- Approximately $7 million of backlog from Canadian pipe coating JV at June 30, 2015, which was sold in February 2016

Corrosion Protection 2016 Full-Year Outlook

Expect modest revenue growth, but a modest decline in operating income, excluding Canadian pipe coating JV sold in February 2016 and assuming expected fourth quarter start of a large deepwater pipe coating and insulation contract

- Improved performance expected in 2H’16 because of strong backlog for cathodic protection services, realizing the majority of approximately $8 million in cost reductions and the scheduled start of the large deepwater contract
- Sold the Company’s JV interest in a Canadian pipe coating facility in February 2016, which generated about $30 million in annual revenues in 2015
- Significant delays for work releases in Canada as a result of difficult market conditions made worse by the impact of the wild fires in Q2’16


EXTERNAL COATING
CATHODIC PROTECTION
CONCRETE COATING
Tite Liner®
HIGH-DENSITY POLYETHYLENE
INTERNAL COATING
INTERNAL FIELD JOINT COATING
EXTERNAL FIELD JOINT COATING
INSULATION COATING

AEGION

Energy Services expects a return to more typical performance in 2H'16 after completing the downsizing of its upstream operations

Energy Services Contract Backlog



$ million USD
$224
$68
$156
$178
$31
$147
-20%
June 30, 2015
June 30, 2016
Upstream
Downstream

- Backlog decline was the result of actions to downsize presence in the Central California upstream market
  - Approximately $70 million reduction in annual revenues
  - Additional downstream revenues recognized in 2015 from cleanup and repair work to restart a refinery after an incident in early 2015
- Downstream maintenance backlog declined modestly from a reduction in turnaround activities compared to the prior year

Energy Services' backlog represents estimated 12-months' unrecognized revenues to be realized under long-term master service agreements and other signed contracts. Contracts that are up for renewal are not included in the next 12 months' backlog past the renewal date.





Energy Services Full-Year 2016 Outlook

Revenues expected to decline to approximately $250 million primarily due to upstream downsizing, while operating margin is expected to improve during the 2H'16 due to additional efforts to optimize business processes

- Downstream segment remains favorable given strong demand for maintenance and other activities in the West Coast refining market
  - In Q2'16, awarded a $35 million five-year contract, estimated at $7 million per year, for maintenance at a refinery in the Pacific Northwest
- Several small turnarounds now planned in Q4'16 from prior expectations of no activity

Aegion substantially completed the 2016 Restructuring

Aegion Actions

Completed **Downsize Energy Services' operations**

Completed existing contracts and projects in Central California and the Permian Basin

Completed **Sold 51% equity stake in Canadian JV**

Sold interest in BPPC to joint venture partner, MFRI, Inc., for approximately US $9.6 million on 2/1/16

Completed **Right-size Corrosion Protection's operations**

Increased headcount reductions to compete more effectively in a challenging NA energy market

Completed **Reduced corporate and other operating costs**

Completed cost reductions across the Company

Annual Cost Reductions

- Estimated $6.4 million in cost reductions during 1H'16
- Expect total annual cost reductions of approximately $17 million, ahead of previous estimate of $15 to $16 million

A portion of the reductions will be in cost of sales

Pre-tax Charges

First Half 2016

- $13.5 million related to severance and benefit related costs, lease terminations, relocation costs, office closures and other restructuring costs

Total Expected Charges

- Approximately $15 million, which is greater than previous estimates because:
  - Additional time to complete existing contracts and projects in Central California
  - Additional headcount reductions in certain operations within Corrosion Protection

Expect final pre-tax charges of approximately $1.5 million in the remainder of 2016

AEGION

Attractive opportunities exist in two core markets for future growth







1

Municipal Infrastructure

Expand Infrastructure Solutions' presence in the growing trenchless pressure pipe market by building a diversified portfolio of technologies to offer customers a broad set of rehabilitation solutions

2

Oil & Gas Midstream Pipelines

Create an asset integrity program to enhance the methods and formats used to exchange valuable information with customers within the midstream market for Corrosion Protection and potentially across the Company

AEGION

Q2'16 revenue performance reflects energy market challenges

Second Quarter Revenue Performance

Infrastructure Solutions



$149.1
$150.2
+0.7%
Q2'15
Q2'16
In USD millions

Continued positive momentum in North American CIPP market

- Low-single-digit revenue growth in North American CIPP market, which accounted for approximately 70% of platform revenues
- Underground Solutions contributed over $10 million in revenues
- Significant headwind from the absence in 2016 of a $13 million industrial pressure pipe project completed in Q2 and Q3 of 2015

Corrosion Protection



$106.0
$94.4
-11.0%
Q2'15
Q2'16
In USD millions

Difficult market conditions in Canada and challenging upstream market

- Revenues for cathodic protection services in the U.S. increased over 11%
- Deteriorating energy market in Canada resulted in an $8 million decline in revenues
- Upstream market challenges also contributed to the revenue decline
- Wind down of several large international projects compared to the prior year quarter
- In Q2'15, $3 million in revenues from the pipe coating facility in Canada, which was sold in February 2016

Energy Services



$82.0
$53.1
-35.3%
Q2'15
Q2'16
In USD millions

Favorable downstream market contrasts with downsizing of upstream operations

- Downsizing of the upstream operations in Central California accounted for approximately 60% of the revenue decline
- Revenues in the downstream market declined because of reduced turnaround activity and one-time clean up and repair work in Q2'15 at the Torrance, California refinery after an incident in early 2015
- Revenue mix now approximately 85%/15% downstream versus upstream

AEGION

Infrastructure Solutions' solid margin result was not enough to offset the impact from the energy markets

Second Quarter Adjusted[1] Gross Margins Performance

Infrastructure Solutions



26.8%
27.6%
+80 bps
Q2'15
Q2'16

Continued strong performance in N.A. CIPP market

- Strong execution in N.A. CIPP market and contributions from Underground Solutions resulted in an 80 bps increase in gross margins
- Flooding in certain parts of the U.S. delayed execution of higher margin medium and large diameter CIPP projects
- Headwind in 2016 from strong margin contribution in Q2'15 from a large industrial pressure pipe project

Corrosion Protection



20.6%
18.2%
-240 bps
Q2'15
Q2'16

More challenging upstream market offsets improving U.S. midstream market

- Lack of project activity at the Louisiana pipe coating facility prevented sufficient fix cost absorption
- Canadian market was particularly hard hit by the current energy market environment
- Gross margins for cathodic protection services in the U.S. increased over 200 bps due to improved labor utilization from more activity and better execution

Energy Services



13.6%
9.3%
-430 bps
Q2'15
Q2'16

Higher costs to complete upstream downsizing

- Reduced upstream margins because of higher costs to complete existing contracts related to downsizing activities
- Reduced activity for higher margin turnarounds in Q2'16
- A greater mix of lower margin maintenance work at various refineries

[1] Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION

Record cash balance at year-end 2015 helped to fund several acquisitions and share repurchases during 1H'16

Aegion Sources/Uses of Cash



$212
$19
$9
$36
$25
$91
$5
$7
$10
$111
In USD Millions
December 31, 2015
CAPEX
Term Debt
Line of Credit
Share Buybacks
Acquisitions
Divestitures
Other
Operating Cash Flow
June 30, 2016

First Half 2016 vs. 2015

Cash flow from operating activities

- Provided $10 million compared to $58 million source of cash
  - Strong cash flow from the wind down of operations in Asia-Pacific associated with the exit of contracting CIPP operations in 1H'15
  - Temporary increase in DSOs due to pending receipt of approximately $20 million in large international receivables at June 30, 2016
  - DSO comparison excludes Shell Appomattox receipts
- Accounts payable and accrued expenses were a larger use of cash due to timing of vendor payment from a strong Q4'15

Cash flow from investing activities

- Strategic acquisitions totaled $91 million in 1H'16, including $85 million to acquire Underground Solutions on February 18, 2016
- CAPEX was $7 million higher than the prior year
  - Spent approximately $8 million for construction of the advanced coating plant for the Appomattox contract
- Net proceeds of USD $4.6 million, excluding purchase price in notes payable, on February 1, 2016 for the sale of the Company's 51% interest in a Canadian pipe coating facility JV

Cash flow from financing activities

- Approximately $9 million in debt repayments per the terms of the credit agreement
- Repurchased approximately 1.5 million shares for $25.2 million, including repurchases associated with the management incentive equity plan

AEGION

Appendix

Aegion second quarter and first financial results

Selected financial results for the quarters ended June 30, 2016 and 2015 – Adjusted[1] (non-GAAP)

(in USD thousands, except margins and per share information)	Q2 2016	Q2 2015	Change	YTD 2016	YTD 2015	Change
Revenues	$ 297,686	$ 337,096	(11.7)%	$ 591,594	$ 646,262	(8.5)%
Adjusted Gross Profit	63,563	73,021	(13.0)%	119,221	132,225	(9.8)%
Adjusted Gross Margin	*21.4 %*	*21.7 %*	*-30 bps*	*20.2 %*	*20.5 %*	*-30 bps*
Adjusted Operating Income	14,786	20,195	(26.8)%	22,449	30,447	(26.3)%
Adjusted Operating Margin	*5.0 %*	*6.0 %*	*-100 bps*	*3.8 %*	*4.7 %*	*-90 bps*
Segment Adjusted Operating Income						
Infrastructure Solutions	$ 17,164	$ 17,787	$ (623)	$ 27,185	$ 25,923	$ 1,262
Corrosion Protection	(1,512)	936	(2,448)	(4,445)	1,436	(5,881)
Energy Services	(866)	1,472	(2,338)	(291)	3,088	(3,379)
Adjusted Net Income (Attributable to Aegion Corporation)	$ 8,000	$ 13,051	(38.7)%	$ 12,317	$ 17,878	(31.1)%
Adjusted Diluted Earnings per Share (Attributable to Aegion Corporation)	$ 0.23	$ 0.35	(34.3)%	$ 0.35	$ 0.48	(27.1)%
Reported Consolidated Backlog	$ 751.9	$ 760.3	(1.1)%			

[1] Adjusted financial results are defined as GAAP results excluding non-recurring items (non-GAAP). See reconciliation to GAAP in the following pages. Prior year reported backlog includes certain international markets that were part of the 2014 Realignment and Restructuring initiative.

AEGION

2016 second quarter non-GAAP reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)		Restructuring Charges [1]		Acquisition-Related Expenses [2]		As Adjusted (Non-GAAP)	
Cost of Revenues	$	236,496	$	(10)	$	(2,363)	$	234,123
Gross Profit		61,190		10		2,363		63,563
Operating Expenses		50,806		(2,029)		-		48,777
Acquisition-Related Expenses		704		-		(704)		-
Restructuring Charges		1,535		(1,535)		-		-
Operating Income		8,145		3,574		3,067		14,786
Other Income/(Expense)		(498)		249		-		(249)
Income before Taxes		4,134		3,823		3,067		11,024
Taxes on Income		941		1,290		1,022		3,253
Net Income (attributable to Aegion Corporation)	$	3,422	$	2,533	$	2,045	$	8,000
Diluted Earnings per Share	**$**	**0.10**	**$**	**0.07**	**$**	**0.06**	**$**	**0.23**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $10 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $2,029 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $1,535 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $249 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $2,363 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $704 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S and other potential acquisition activity pursued by the Company during the quarter.

Net income Includes non-controlling interests.

AEGION

2015 second quarter non-GAAP reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges [1]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 265,043	$ (968)	$ 264,075
Gross Profit	72,053	968	73,021
Operating Expenses	57,326	(4,500)	52,826
Restructuring Charges	204	(204)	-
Operating Income	14,523	5,672	20,195
Interest Expense	(2,989)	42	(2,947)
Other Income/(Expense)	778	(20)	758
Income before Taxes	12,390	5,694	18,084
Taxes on Income	3,542	1,327	4,869
Net Income (attributable to Aegion Corporation)	$ 8,684	$ 4,367	$ 13,051
Diluted Earnings per Share	**$ 0.24**	**$ 0.11**	**$ 0.35**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $968 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,500 related to reserves for potentially uncollectible receivables and other restructuring-related charges; (iii) pre-tax restructuring charges of $204 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $22 related to the write-off of certain other assets.

Net income Includes non-controlling interests.

AEGION

Infrastructure Solutions second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 150,199	$ -	$ 150,199	$ 149,091	$ -	$ 149,091
Cost of Revenues	111,024	(2,314)	108,710	110,060	(968)	109,092
Gross Profit	39,175	2,314	41,489	39,031	968	39,999
Operating Expenses	24,776	(451)	24,325	26,712	(4,500)	22,212
Acquisition-Related Expenses	704	(704)	-	-	-	-
Restructuring Charges	628	(628)	-	204	(204)	-
Operating Income	$ 13,067	$ 4,097	$ 17,164	$ 12,115	$ 5,672	$ 17,787

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisitions of Underground Solutions; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION

Corrosion Protection second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 94,410	$ -	$ 94,410	$ 106,022	$ -	$ 106,022
Cost of Revenues	77,307	(59)	77,248	84,135	-	84,135
Gross Profit	17,103	59	17,162	21,887	-	21,887
Operating Expenses	18,767	(93)	18,674	20,951	-	20,951
Restructuring Charges	805	(805)	-	-	-	-
Operating Income (Loss)	$ (2,469)	$ 957	$ (1,512)	$ 936	$ -	$ 936

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

AEGION

Energy Services second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 53,077	$ -	$ 53,077	$ 81,983	$ -	$ 81,983
Cost of Revenues	48,165	-	48,165	70,848	-	70,848
Gross Profit	4,912	-	4,912	11,135	-	11,135
Operating Expenses	7,263	(1,485)	5,778	9,663	-	9,663
Restructuring Charges	102	(102)	-	-	-	-
Operating Income (Loss)	$ (2,453)	$ 1,587	$ (866)	$ 1,472	$ -	$ 1,472

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION®

2016 first six months non-GAAP reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 475,990	$ (45)	$ (3,572)	$ 472,373
Gross Profit	115,604	45	3,572	119,221
Operating Expenses	101,531	(4,759)	-	96,772
Acquisition-Related Expenses	1,735	-	(1,735)	-
Restructuring Charges	8,332	(8,332)	-	-
Operating Income	4,006	13,136	5,307	22,449
Other Income/(Expense)	(1,471)	249	-	(1,222)
Income (Loss) before Taxes	(4,561)	13,385	5,307	14,131
Taxes (Benefit) on Income (Loss)	(3,805)	4,374	1,631	2,200
Net Income (Loss) (attributable to Aegion Corporation)	$ (370)	$ 9,011	$ 3,676	$ 12,317
Diluted Earnings (Loss) per Share	**$ (0.01)**	**$ 0.26**	**$ 0.10**	**$ 0.35**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $45 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,759 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $8,332 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $249 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $3,572 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $1,735 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S and other potential acquisition activity pursued by the Company during the period.

Net income Includes non-controlling interests.

AEGION

2015 first six months non-GAAP reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges [1]	Acquisition-Related Expenses [2]	As Adjusted (Non-GAAP)
Cost of Revenues	515,019	(982)	-	514,037
Gross Profit	131,243	982	-	132,225
Operating Expenses	106,410	(4,632)	-	101,778
Acquisition-Related Expenses	323	-	(323)	-
Restructuring Charges	862	(862)	-	-
Operating Income	23,648	6,476	323	30,447
Interest Expense	(6,221)	84	-	(6,137)
Other Income/(Expense)	(2,001)	2,672	-	671
Income before Taxes	15,630	9,232	323	25,185
Taxes on Income	5,410	1,592	128	7,130
Net Income (attributable to Aegion Corporation)	$ 10,043	$ 7,640	$ 195	$ 17,878
Diluted Earnings per Share	**$ 0.27**	**$ 0.21**	**$ -**	**$ 0.48**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $982 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,632 related to reserves for potentially uncollectible receivables and other restructuring-related charges; (iii) pre-tax restructuring charges of $862 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges of $2,756 related primarily to the write-off of certain other assets, including the loss on the sale of the CIPP contracting operation in France.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisition of Schultz Mechanical Contractors and other potential acquisition activity pursued by the Company during the period.

Net income Includes non-controlling interests.

AEGION

Infrastructure Solutions first six months non-GAAP reconciliation

(in USD thousands)	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 275,961	$ -	$ 275,961	$ 271,564	$ -	$ 271,564
Cost of Revenues	207,042	(3,558)	203,484	203,918	(982)	202,936
Gross Profit	68,919	3,558	72,477	67,646	982	68,628
Operating Expenses	45,702	(410)	45,292	47,337	(4,632)	42,705
Acquisition-Related Expenses	1,735	(1,735)	-	-	-	-
Restructuring Charges	2,607	(2,607)	-	862	(862)	-
Operating Income	$ 18,875	$ 8,310	$ 27,185	$ 19,447	$ 6,476	$ 25,923

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with reserves for potentially uncollectible receivables, early lease termination costs, severance and benefit related costs, and other restructuring charges.

Corrosion Protection first six months non-GAAP reconciliation

(in USD thousands)	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 186,856	$ -	$ 186,856	$ 207,765	$ -	$ 207,765
Cost of Revenues	152,554	(59)	152,495	165,049	-	165,049
Gross Profit	34,302	59	34,361	42,716	-	42,716
Operating Expenses	39,216	(410)	38,806	41,280	-	41,280
Restructuring Charges	3,225	(3,225)	-	-	-	-
Operating Income (Loss)	$ (8,139)	$ 3,694	$ (4,445)	$ 1,436	$ -	$ 1,436

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

Energy Services first six months non-GAAP reconciliation

(in USD thousands)	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015		
	As-Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 128,777	$ -	$ 128,777	$ 166,933	$ -	$ 166,933
Cost of Revenues	116,394	-	116,394	146,052	-	146,052
Gross Profit	12,383	-	12,383	20,881	-	20,881
Operating Expenses	16,613	(3,939)	12,674	17,793	-	17,793
Acquisition-Related Expenses	-	-	-	323	(323)	-
Restructuring Charges	2,500	(2,500)	-	-	-	-
Operating Income (Loss)	$ (6,730)	$ 6,439	$ (291)	$ 2,765	$ 323	$ 3,088

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges.

(2) Includes non-GAAP adjustments related to expenses incurred in conjunction with the Company's acquisition of Schultz Mechanical Contractors.

AEGION